Exhibit 99.1

First Internet Bancorp to Acquire First Century Bancorp

Combination Solidifies First Internet Bank’s Position as a Premier
Technology-Forward, Growth-Oriented Digital Financial Services Provider

Fishers, Indiana, November 2, 2021 – First Internet Bancorp (“First Internet” or the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today it has entered into a definitive agreement to acquire First Century Bancorp (“First Century”), the parent company of First Century Bank, N.A. Headquartered in Roswell, GA, First Century is a technology-driven financial solutions company with lines of business focused on Payments, Tax Product Lending, Sponsored Card Programs and Homeowners Association (“HOA”) Services. These attractive and scalable business lines provide First Internet multiple growth opportunities, further diversification of its revenue profile and access to a stable, low-cost deposit base.

David Becker, Chairman and Chief Executive Officer of First Internet, commented, “The acquisition of First Century is an important opportunity for our organization. First, it aligns with our strategy of operating unique and scalable businesses with nationwide platforms. Second, it allows us to continue to diversify and grow our revenue streams in a capital efficient manner. And, importantly, First Century’s success in the HOA business grants us access to a very attractive deposit base, with opportunity to expand.”

Mr. Becker continued, “First Century is a highly profitable company with a strong track record of growth in providing technology-enabled services to a national client roster of premier business partners. We are always looking for exceptional financial technology partners that help us further our leadership position in digital banking; the acquisition of First Century is a great fit. We expect to leverage our national infrastructure to boost First Century’s growth opportunities and drive stronger returns for our shareholders. We are excited to welcome the First Century team to First Internet; together, we have an opportunity to build something truly special.”

“We are proud of our history of innovation and growth, and we are thrilled to join forces with an organization we view as the perfect strategic and cultural partner,” said First Century Chairman and CEO William Blanton. “This is a natural step in our evolution and a very positive development for our customers and business partners. We believe First Internet’s larger balance sheet, digital banking expertise and broader array of products will enhance our existing client relationships and enable us to drive long-term growth for the combined organization.”

According to the terms of the definitive agreement, First Internet will acquire all of the outstanding shares of First Century common stock for $80.0 million in cash, which First Internet will fund with available on-balance sheet cash. As of September 30, 2021, First Century had total assets of $408 million, total deposits of $330 million, and total loans of $32 million.

The transaction is expected to be 21% accretive to 2023 earnings per share and 7% dilutive to tangible book value per share, with a tangible book value earnback period of approximately 3 years.

Upon completion of the acquisition, First Century Bank will merge into the Bank and maintain operations of its lines of business in its current locations. First Century operates a branch in Commerce, GA to support its consumer and small business banking services, with another branch in Hilton Head Island, S.C. that supports certain lines of business. Substantially all of First Century’s employees are expected to join First Internet, including key members of First Century’s senior management team.

First Internet’s and First Century’s respective boards of directors have unanimously approved the merger agreement. Additionally, directors and executive officers of First Century have entered into agreements whereby they have committed to vote their shares in favor of the transaction. The closing of the acquisition is subject to satisfaction of customary closing conditions, including regulatory approvals and approval of First Century shareholders. The transaction is anticipated to close in the first quarter of 2022.

First Internet was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company, and SmithAmundsen LLC served as legal counsel. First Century was advised by Janney Montgomery Scott LLC, and Troutman Pepper served as legal counsel.

Conference Call and Webcast

The Company will host a conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, November 2, 2021 to discuss the transaction. The call can be accessed via telephone at (888) 348-3664. A recorded replay can be accessed through November 15, 2021 by dialing (877) 344-7529; passcode: 10160795.

To access the live webcast, as well as the corresponding investor presentation materials, interested parties are invited to visit the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $4.3 billion as of September 30, 2021. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, SBA financing, residential mortgage loans, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

About First Century Bancorp

First Century Bancorp was founded in 2002 and is a technology-driven bank holding company headquartered in Roswell, GA. The Company’s subsidiary, First Century Bank, N.A., provides its national customer base with financial services that include payment services, tax product lending, prepaid cards and HOA services. The Company also provides a wide range of products and services, including business banking, specialty lending and deposit products, to community-based businesses and individuals across its two branches located in Commerce, GA and Hilton Head Island, SC. For more information, go to www.myfirstcenturybank.com.

Forward-Looking Statements

This press release may contain forward-looking statements with respect to the pending acquisition and its effects on the future performance of the Company and the Bank. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “preliminary,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include, among others: the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed transaction may not be realized or may take longer than anticipated to be realized; disruption to the parties’ businesses as a result of the announcement and pendency of the proposed transaction and diversion of management’s attention from ongoing business operations and opportunities; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement; the risk that the integration of the parties’ operations will be materially delayed or will be more costly or difficult than expected; the failure to obtain the necessary approvals of the Shareholders of First Century; the outcome of any legal proceedings that may be instituted against the parties; the failure to obtain required governmental approvals or a delay in obtaining such approvals; reputational risk and potential adverse reactions of First Internet’s and/or First Century’s customers, suppliers, employees or other business partners; the failure of any of the closing conditions in the definitive merger agreement to be satisfied on a timely basis or at all; delays in closing the proposed merger; the possibility that the proposed merger may be more expensive to complete than anticipated; other factors that may affect future financial results of the parties; and the impact of the ongoing global COVID-19 pandemic on First Internet’s and/or First Century’s businesses, the ability to complete the proposed transaction and/or any of the other foregoing risks. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Contact information:

Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com